Exhibit 99.1

Zosano Pharma Provides Corporate Update

FREMONT, Calif., April 29, 2022 — Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today provided a corporate update.

On April 14, 2022, the Food and Drug Administration granted Zosano a twelve-month extension to April 20, 2023 to resubmit its M207 New Drug Application. However, in order to preserve its capital and cash resources, Zosano has suspended its M207 program. Additionally, the company’s remaining feasibility study with a pharmaceutical partner is expected to conclude this quarter.

Zosano recently implemented an additional workforce reduction impacting approximately 40% of its remaining employees and suspended GMP manufacturing operations at its Fremont, California facility. The company has also suspended activities at its third-party contract manufacturing organizations related to the qualification of commercial manufacturing equipment. The company is currently evaluating its long-lived assets for the impairment related to these actions. As of April 26, 2022, the company had approximately $11.4 million of cash and cash equivalents.

Subsequent to its 35-to-1 reverse stock split, Zosano was notified by The Nasdaq Stock Market on April 27, 2022 that it has regained compliance with Listing Rule 5550(a)(2) because the closing bid price of the company’s common stock was $1 per share or greater from April 12, 2022 to April 26, 2022.

The company is continuing to work with SierraConstellation Partners, LLC as an independent financial advisor to assist in exploring financial and strategic alternatives to maximize value, which may include, but not be limited to, asset or equity sales, joint venture and partnership opportunities, and restructuring, amendment or refinancing of existing liabilities. However, there can be no assurances that the company will be able to successfully restructure its liabilities or complete any strategic transactions.

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding an ongoing feasibility study, evaluation of long-lived assets for impairment, evaluation of financial and strategic alternatives to maximize value, the benefits and potential uses of the company’s transdermal microneedle system and other future events and expectations described in this press release. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “scheduled,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the company’s ability to continue operations, successfully restructure its indebtedness or complete any strategic transactions and other risks and uncertainties described under the heading “Risk Factors” in the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:

Christine Matthews

Chief Financial Officer

510-745-1200

Zosano PR:

Sylvia Wheeler or Alexandra Santos

swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com